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                                                                    Exhibit 23.1




                         Consent of Independent Auditors


            We consent to the incorporation by reference in the Registration Statement (Form S-8) of Duramed Pharmaceuticals, Inc. for the registration of 1,300,000 shares of its common stock in connection with its 2000 Stock Option Plan of our report dated March 29, 2000 with respect to the consolidated financial statements and schedule of Duramed Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



                                                               ERNST & YOUNG LLP



Cincinnati, Ohio
November 17, 2000